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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 8, 2005

MarketAxess Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50670	52-2230784

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Broadway, 42nd Floor New York, New York	10005

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 813-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On August 10, 2005, MarketAxess Holdings Inc. (the “Company”) issued a press release announcing the Company’s financial results for the three and six months ended June 30, 2005. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended. In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
(a)
On August 8, 2005, the Audit Committee of the Company’s Board of Directors determined, after consulting with its Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP, that previously issued financial statements for the three months ended March 31, 2005 included in our Quarterly Report on form 10-Q for the quarter ended March 31, 2005 and for the year ended December 31, 2004 included in our Annual Report on Form 10-K should no longer be relied upon and will be restated to reflect adjustments with regard to deferred income taxes.
The Audit Committee made the decision to restate these financial statements upon the recommendation of management after discovery and analysis of the accounting error described below.
The Company identified certain misapplications of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes relating to the recording of deferred income taxes.
During 2005, the Company retained new tax advisors who assisted with the preparation of the 2004 tax returns. In reconciling the 2004 tax returns to the Provision (benefit) for income taxes on the 2004 Consolidated Statements of Operations, the Company identified that for the year ended December 31, 2004, the tax benefit of $41.3 million and related Deferred tax assets of $41.4 million had been overstated by $1.1 million.
Although the Company does not consider the overstatement of $1.1 million to be material for any quarter in 2004 or for the full year of 2004, the Company has revised its Consolidated Financial Statements for the three months ended March 31, 2005 and for the year ended December 31, 2004 because the impact of these revisions would have been material to the Company’s Consolidated Financial Statements for the second quarter of 2005 if posted as adjustments in that quarter.
The $1.1 million overstatement primarily resulted from the incorrect recording of deferred tax assets in respect of the compensation expense for incentive stock options, alternative minimum tax credits and other items identified in the preparation of the 2004 tax return.

The Company intends to file as soon as practicable an amendment to its Annual Report on Form 10-K for the year ended December 31, 2004 as well as an amendment to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 with the Securities and Exchange Commission, which will reflect these restated financial statements.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

99.1	Press Release entitled “MarketAxess Reports 2005 Second Quarter Results — Revenues Up 6% Versus Prior Year on Higher Trading Volumes” issued by MarketAxess Holdings Inc. on August 10, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.
Date: August 10, 2005	By:	/s/ Richard M. McVey
		Name:	Richard M. McVey
		Title:	Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release entitled “MarketAxess Reports 2005 Second Quarter Results — Revenues Up 6% Versus Prior Year on Higher Trading Volumes” issued by MarketAxess Holdings Inc. on August 10, 2005.